EXHIBIT 99.1

Sibling Group Announces Strategic Partnership for Global Growth

$3.75 Million Investment to Grow Business in China and other Markets

DURHAM, North Carolina, March 6, 2015 -- Sibling Group Holdings, Inc. (OTCQB: SIBE), (the "Company") or (“Sibling Group”), an educational technology company, announced the formation of a strategic partnership and completion of a $3.75 million funding from Shenzhen City Qianhai Xinshi Education Management Co., Ltd. ("Shenzhen Times"), a People’s Republic of China limited liability company and other accredited and institutional investors. The strategic investment is intended to accelerate Sibling’s growth and expansion into critical strategic markets around the world, including China.

Shenzhen Times is an international education management and consulting company with its main business in education management consulting, enterprise management consulting, development and sale of computer network systems and technologies, computer software, electronics products and communications products.

 “With Sibling Group’s two recent acquisitions in Blended Schools Network and Urban Planet Mobile™, our next step is to secure the right funding mix to meet our aggressive growth targets,” said Sibling Group Chief Executive Officer Brian OliverSmith. “We believe this strategic partnership with Shenzhen Times is the optimal way to achieve our goals of broader and deeper expansion into new markets, including China, the largest market in the world for education technology, and a central component to our growth strategy. This is great news for Sibling Group and all our stakeholders.”

The deal comes on the heels of Sibling Group’s recent acquisitions of Blended Schools Network, a K-12 online and blended learning company serving about 160 U.S. School Districts, and Urban Planet Mobile™, an education technology company that specializes in the creation and distribution of educational content and services across all mobile and digital platforms—from basic phone and smartphone to tablet and computer.

Entering into collaboration with Shenzhen Times represents a significant step forward for Sibling Group as the Company aggressively grows its stake in the evolving global education landscape, particularly in strategic markets such as China.

Sibling Group Chairman Maurine Findley commented, “We are excited to take this important next step in positioning the Company for growth domestically and internationally. Our mission is to improve student outcomes in a cost effective manner and build value for all stakeholders. We are confident that our partnership with Shenzhen Times and its strategic investment should enable us to become a global leader in eLearning and mobile Education.”

The terms of the $3.75 million strategic investment will be included in the Company's Form 8-K which is being filed with the United States Securities and Exchange Commission regarding this partnership and transaction.

About Sibling Group Holdings, Inc.:

Sibling Group Holdings, is an educational technology company with two subsidiaries, the Blended Schools Network (BSN) and Urban Planet Mobile™ (UPM), together uniquely positioned in the burgeoning global eLearning and mEducation markets. BSN provides benchmark quality online curriculum for the K-12 marketplace, complete hosted course authoring tools, professional development for teachers and a learning management system (LMS) environment. UPM’s products and platform are utilized in over 40 countries and UPM remains one of the only education companies to offer products for delivery across all mobile and digital platforms.

For more information, visit www.siblinggroup.com

Safe Harbor

This press release contains forward-looking statements that involve risks and uncertainties concerning the plans and expectations of Sibling Group Holdings, Inc. and the Shenzhen Times strategic partnership and funding. These statements are only predictions and actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, some of which are out of our control. The potential risks and uncertainties include, among others, that the anticipated Shenzhen Times strategic partnership or the expectations of future growth may not be realized. These forward-looking statements are made only as of the date hereof, and neither Sibling Group Holdings, Inc. nor Shenzen Times undertakes any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.  All forward looking statements are expressly qualified in their entirety by the "Risk Factors" and other cautionary statements included in Sibling Group Holdings, Inc.’s annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Annual Report on Form 10-KT for the transition period ended June 30, 2014 which has been filed with the SEC and is available at the SEC's website at www.sec.gov.

Sibling Group Contact:

Richard Marshall, Chief Development Officer

Email: rmarshall@siblinggroup.com

Phone: (919) 237-2755